Exhibit 4.5

AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

This Amendment to that certain Registration Rights Agreement, dated as of March 1, 2007 (the “Registration Rights Agreement”), by and among Esterline Technologies Corporation, a Delaware corporation (the “Company”), the Guarantors set forth on the signature pages to the Registration Rights Agreement and the Initial Purchasers, is entered into as of July 31, 2007 by the following subsidiaries of the Company: (i) Esterline Canadian Holding Corporation, a Delaware corporation; (ii) CMC Datacomm Inc., a Delaware corporation; (iii) CMC Electronics Acton Inc., a Delaware corporation; (iv) CMC Electronics Aurora Inc., a Delaware corporation; (v) Leach International Mexico, S. de R.L. de C.V., a Mexican corporation; and (vi) Esterline Technologies Limited, a company organized under the laws of England (collectively, the “New Subsidiary Guarantors”). Defined terms not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

WHEREAS, Section 10(h) of the Registration Rights Agreement provides that the Company shall cause certain of its future Subsidiary Guarantors to become party to the Registration Rights Agreement, including for purposes of the registration requirements and the additional interest, indemnification and contribution obligations thereof; and

WHEREAS, each of the New Subsidiary Guarantors desires to become a Guarantor in accordance with the terms of the Registration Rights Agreement, including Section 10(b) thereto.

NOW, THEREFORE, pursuant to Sections 10(b) and (h) of the Registration Rights Agreement, each of the New Subsidiary Guarantors hereby agrees to be subject to the provisions of the Registration Rights Agreement as a Guarantor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Registration Rights Agreement to be duly executed as of the date written above.

NEW SUBSIDIARY GUARANTORS:

CMC ELECTRONICS AURORA INC.

/s/ Robert D. George
By:	Robert D. George
Title:	Vice President, Secretary and Treasurer

CMC ELECTRONICS ACTON INC.

/s/ Robert D. George
By:	Robert D. George
Title:	Vice President, Secretary and Treasurer

CMC DATACOMM INC.

/s/ Robert D. George
By:	Robert D. George
Title:	Vice President, Secretary and Treasurer

ESTERLINE CANADIAN HOLDING CORPORATION

/s/ Robert D. George
By:	Robert D. George
Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

LEACH INTERNATIONAL MEXICO, S. DE R.L. DE C.V.

/s/ Mark Raymond Thek
By:	Mark Raymond Thek
Title:	General Manager

ESTERLINE TECHNOLOGIES LIMITED

/s/ Robert D. George
By:	Robert D. George
Title:	Director